Exhibit 5.5

July 27, 2023

HEICO Corporation

3000 Taft Street

Hollywood, Florida 33021

Ladies and Gentlemen:

We are acting as special counsel to HEICO Corporation, a Florida corporation (the “Company”), in connection with (i) the registration under the Securities Act of 1933, as amended (the “1933 Act”), on a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2023 (the “Registration Statement”) of the proposed issuance and sale from time to time (a) by the Company of Common Stock; Class A Common Stock; preferred stock; debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.9 to the Registration Statement (as defined below), as such indenture may be amended or supplemented from time to time; depositary shares; warrants; and units consisting of any combination of the foregoing securities (collectively, the “Company Securities”) and (b) by Decavo LLC, an Oregon limited liability company (“Decavo”), and Engineering Design Team, Inc., an Oregon corporation (“EDT” and, together with Decavo, the “Oregon Subsidiary Guarantors”), subsidiaries of the Company, who together with other subsidiaries of the Company comprise the "Subsidiary Guarantors", of guarantees of the Debt Securities (the “Guarantees”, and the Guarantees together with the Company Securities, the “Shelf Securities”), and (ii) the offering and sale of $600,000,000 5.250% Senior Notes due 2028 (the "5.250% Notes") and $600,000,000 5.350% Senior Notes due 2033 (the "5.350% Notes" and collectively with the 5.250% Notes, the "Notes") by the Company and the related guarantees of the Notes by the Subsidiary Guarantors (the "Note Guarantees" and collectively with the Notes, the "Securities"). The Shelf Securities may be sold from time to time pursuant to Rule 415 under the 1933 Act. The offering of the Securities will be as set forth in the prospectus dated July 17, 2023, forming a part of the Registration Statement (the "Base Prospectus"), as supplemented by the preliminary prospectus supplement dated July 19, 2023 (the "Preliminary Prospectus Supplement") and the final prospectus supplement dated July 19, 2023 (the "Final Prospectus Supplement").

The Securities will be issued pursuant to the Indenture, dated as of July 27, 2023, among the Company, the Subsidiary Guarantors and Truist Bank, a North Carolina banking corporation, as trustee (the “Trustee”), in substantially the same form as the form of indenture attached as Exhibit 4.9 to the Registration Statement, (the “Final Base Indenture”) and the Supplemental Indenture, dated as of July 27, 2023, among the Company, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and collectively, with the Final Base Indenture, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

HEICO Corporation

Opinion of Stoel Rives LLP

July 27, 2023

Documents Reviewed

In connection with this opinion letter, we have examined the Registration Statement and the exhibits thereto, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Indenture and the Note Guarantees. In addition, we have examined and relied upon the following:

(i) a certificate from the Treasurer of Decavo, dated July 27, 2023, certifying as to true and correct copies of (A) the articles of organization of Decavo, dated as of April 20, 2009, as amended and restated by the amended and restated articles of organization filed by Decavo with the Secretary of State of the State of Oregon (the “OR SOS”) on March 19, 2019, and as further amended and restated by the amended and restated articles of organization filed by Decavo with the OR SOS on October 27, 2021; (B) the operating agreement of Decavo; and (C) the unanimous written consent of the Board of Managers of Decavo effective July 17, 2023; and (D) the incumbency and specimen signature(s) of the individual(s) authorized to execute and deliver the Indenture on behalf of Decavo;

(ii) a certificate from the Treasurer of EDT, dated July 27, 2023, certifying as to true and correct copies of (A) the articles of incorporation of EDT, dated as of December 11, 1987, as filed by EDT with the OR SOS on December 16, 1987, as amended by the Articles of Merger, dated as of December 18, 2008, as filed by EDT with the OR SOS on December 19, 2008; (B) the bylaws of EDT; (C) the unanimous written consent of the Board of Directors of EDT effective July 17, 2023; and (D) the incumbency and specimen signature(s) of the individual(s) authorized to execute and deliver the Indenture on behalf of EDT;

(iii) a Certificate of Existence dated July 13, 2023 issued by the OR SOS attesting to the existence of Decavo in the State of Oregon;

(iv) a Certificate of Existence dated July 13, 2023 issued by the OR SOS attesting to the existence of EDT in the State of Oregon; and

(v) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Assumptions Underlying Our Opinions

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Decavo is a limited liability company validly existing under the laws of the State of Oregon. EDT is a corporation validly existing under the laws of the State of Oregon.

2. Power and Authority. Decavo has the limited liability company power and authority to execute, deliver and perform its obligations under the Indenture, including the Note Guarantees, and guarantee the Notes pursuant to the Indenture. EDT has the corporate power and corporate authority to execute, deliver and perform its obligations under the Indenture, including the Note Guarantees, and guarantee the Notes pursuant to the Indenture.

HEICO Corporation

Opinion of Stoel Rives LLP

July 27, 2023

Qualifications, Exceptions and Limitations Applicable to Our Opinions

It is understood that this opinion is to be used only in connection with the offer and sale of the Note Guarantees while the Registration Statement is effective under the 1933 Act.

Our opinion is limited to the laws of the State of Oregon and we do not express any opinion concerning any other laws. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion letter is to be construed in accordance with the report by the TriBar Opinion Committee, Third Party “Closing” Opinions, 53 BUS LAW. 592 (Feb. 1998).

Miscellaneous

We consent to your filing this opinion with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement which forms part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC promulgated thereunder. Without our prior written consent, this opinion letter may not be relied upon for any other purpose or by any other person except that Akerman LLP may rely on the opinion included herein for the purpose of delivering its opinion to the Company in connection with the offering of the Securities.

Very truly yours,

/s/ Stoel Rives LLP
Stoel Rives LLP